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                                                                    EXHIBIT 99.5

                            CONSENT OF JOHN H. MYERS

    I hereby consent to the use of my name in the Registration Statement on Form S-4 of Parent Holding Corp. and any amendment thereto, as the same appears therein under the caption "The Combined Company--Directors and Executive Officers" with respect to my becoming a director of New Promus.

November 12, 1997

                                          /s/ JOHN H. MYERS
                                          --------------------------------------
                                          John H. Myers